Exhibit (e)(13)

Appendix A

Amended and Restated as of August 1, 2013

Name of Fund
Legg Mason Batterymarch Global Equity Fund

Legg Mason Batterymarch S&P 500 Index Fund

Legg Mason Batterymarch U.S. Large Cap Equity Fund

Legg Mason Batterymarch Managed Volatility Global Dividend Fund

Legg Mason Batterymarch Managed Volatility International Dividend Fund

Legg Mason Capital Management All Cap Fund

ClearBridge Aggressive Growth Fund

ClearBridge Appreciation Fund

ClearBridge Energy MLP & Infrastructure Fund

ClearBridge Tactical Dividend Income Fund

ClearBridge Equity Fund

ClearBridge Equity Income Fund

ClearBridge All Cap Value Fund

ClearBridge Large Cap Growth Fund

ClearBridge Large Cap Value Fund

ClearBridge Mid Cap Core Fund

ClearBridge Mid Cap Growth Fund

ClearBridge Select Fund

ClearBridge Small Cap Growth Fund

ClearBridge Small Cap Value Fund

Legg Mason Dynamic Multi-Strategy Fund

Name of Fund
Legg Mason Esemplia Emerging Markets Long-Short Fund

ClearBridge International All Cap Opportunity Fund

ClearBridge International Small Cap Opportunity Fund

Legg Mason Investment Counsel Financial Services Fund

Legg Mason Investment Counsel Social Awareness Fund

Legg Mason Lifestyle Allocation 85%

Legg Mason Lifestyle Allocation 70%

Legg Mason Lifestyle Allocation 50%

Legg Mason Lifestyle Allocation 30%

Permal Alternative Core Fund

Legg Mason Target Retirement 2015

Legg Mason Target Retirement 2020

Legg Mason Target Retirement 2025

Legg Mason Target Retirement 2030

Legg Mason Target Retirement 2035

Legg Mason Target Retirement 2040

Legg Mason Target Retirement 2045

Legg Mason Target Retirement 2050

Legg Mason Target Retirement Fund